UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2010

CFS BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Indiana	000-24611	35-2042093
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 Ridge Road, Munster, Indiana	46321
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (219) 836-5500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by CFS Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission on May 3, 2010. Amendment No. 1 is being filed to amend only Item 5.07 to include the preliminary voting results received from the Inspector of Election for the Company’s annual meeting of shareholders held on April 27, 2010.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on April 27, 2010 (the “Annual Meeting”). The preliminary voting results, as tabulated by and received from the Inspector of Election for the Annual Meeting, relating to the matters voted on at the Annual Meeting are as follows:

1. The election of two directors to serve for a three-year term expiring in 2013 and until their successors are elected and qualified.

				BROKER
NAME	FOR	WITHELD	ABSTAIN	NON-VOTES
Thomas F. Prisby	8,434,779	93,901	33,037	-0-
John W. Palmer	4,669,090	160,586	1,433	-0-
Frank D. Lester	3,600,651	98,623	31,334	-0-

2. The appointment of BKD, LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2010.

FOR	AGAINST	ABSTAIN
8,356,618	114,505	90,594

The preliminary voting results disclosed above are not final. The Company will file a further amendment to its Current Report on Form 8-K under Item 5.07 to disclose the final voting results for the Annual Meeting within four business days after the final voting results are known to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2010

CFS BANCORP, INC.

By: /s/ Joyce M. Fabisiak
Joyce M. Fabisiak
Vice President

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